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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  -----------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 NEXTCARD, INC.
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            (Exact name of registrant as specified in its charter)

        DELAWARE                                         68-0384-606
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(State of incorporation                       (IRS Employer Identification No.)
    or organization)

                         595 Market Street, Suite 1800
                        San Francisco, California 94105
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               (Address of principal executive offices)(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
      None                                                    N/A

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. [X}

Securities Act registration statement file number to which this Form relates:
333-74755

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                    ----------------------------------------
                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered.
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         Information required by this item is incorporated by reference to the description of capital stock provided under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 of NextCard, Inc. (the "Company") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (Registration No. 333-74755) (the "Registration Statement").

         Certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws may have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company. Information concerning these provisions is included under the caption "Description of Capital Stock" in the Registrations Statement and is incorporated herein by reference.

Item 2.  Exhibits.
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1.   Registrant's Amended and Restated Certificate of Incorporation.
     Incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

2. Registrant's Amended and Restated Bylaws. Incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

3. Form of Stock Certificate of registrant. Incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

4. Description of the registrant's capital stock incorporated herein by reference to the description of capital stock under the caption "Description of Capital Stock" in the Registration Statement.



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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  May 10, 1999                            NEXTCARD, INC.


                                                By  /s/ Robert Linderman
                                                    ---------------------------
                                                Name:  Robert Linderman
                                                Title: General Counsel and
                                                       Secretary



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